UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported)
                                 August 10, 2009
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                                 Innocent, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)

               333-150061                              98-0585268
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         (Commission File Number)           (IRS Employer Identification No.)


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                    (Address of principal executive offices)

                                2000 NE 22nd St.
                             Wilton Manors, FL 33305


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              (Registrant's telephone number, including area code)
                                 (828) 489-9409

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          (Former Name or Former Address, if Changed Since Last Report)

                                      none

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01.     Entry into a Material Definitive Agreement


The Board of Directors approved on September 1, 2009 the Purchase Agreement from Global Finishing, Inc. (Frankfurt:G8BA) a Nevada Corporation, to purchase its interest in the Maria Olivia Concessions and Miranda PLSA, located in Ecuador, within the prospective gold and silver bearing vein systems. Global Finishing Inc. acquired the concessions from Companis Minera Monte-Verde S.A. Comimontsa in a 100% share exchange for 6,000,000 Global Finishing Inc., Regulation S common shares which represented 22.8% of its shares. Global Finishing Inc. also acquired interest in Miranda PLSA in April 2009 which will result in 100% ownership following the payment of $2,000,000. The initial payment of $500,000 was paid resulting in a 20% interest in the profit from the site. The second $500,000 is due in October 09 which will result in an increase ownership of 50% of the profit, the third $500,000 installment is due in April 10 and will result in 80% ownership of the profit, and the final $500,000 installment is due in Oct 10 and will result in 100% ownership of the profit. Global Finishing, Inc. spent $385,000 for the mill upgrades which resulted in an increase from 60t per day to 130t per day. This increase in output is expected to cover the balance of the payments to be made for 100% of the profits. Global Finishing Inc. currently is using contract labor for the mineral extraction; this practice will continue through the end of the year and starting next year the current miners will become employees of the company. The Board of Directors determined that the Purchase opportunity is in the best interest of the company and approved the issuance of ten million (10,000,000) shares of rule 144 restricted common stock, at a agreed per share value of $.10 of Innocent Inc. to Global Finishing Inc., to acquire the current interest and all rights of Maria Olivia and Miranda PLSA currently owned or has rights to and of, for the purchase price of $1,000,000. The stock for the transaction issued to Global Finishing Inc, represents approximately 33% of the issued and outstanding shares of Innocent Inc.




ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS. APPOINTMENT OF DIRECTORS & OFFICERS

On August 10, 2009, the company accepted the resignation of Aleksandr Kryukov, Secretary, and Director.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Innocent, Inc.
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                                  (Registrant)

                          /s/ Wayne Doss
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                              Wayne Doss
                              President, Chief Executive
                              Officer, and Director


                            Dated: September 1, 2009
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